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                                                                   EXHIBIT 10.32

                      VENTURI TECHNOLOGY ENTERPRISES, INC.
                             1327 North State Street
                                Orem, Utah 84057



                                     [Date]

                                     6-29-98

[Company]
[Address]

         Re: Proposed acquisition of Assets of Dirt Free Carpet & Upholstery [sic] Cleaning Inc.

Dear Aubrey Theode

                  This letter is to set forth the terms of our proposed acquisition of Dirt Free Carpet Cleaning & Upholstry [sic] Cleaning Inc. If the terms of this letter are acceptable, please sign a copy of this letter and return it to us. We will then have our attorney prepare an Asset Purchase Agreement (the "Agreement") between Venturi Technology Enterprises, Inc., a Nevada corporation, as the buyer ("Venturi") and Dirt Free Carpet & Upholstry [sic] Cleaning Inc. as the seller ("Seller").

                  Venturi hereby offers to purchase all of the tangible and
intangible assets owned by Sellers used in the            business located at
3505 S. Dairy Asford, Suite 251, Houston, Tex 7708: (the "Business"), on the following terms and conditions:

         1. Purchase Price. Venturi will issue a total of 52,632 shares of its common stock (no par value) to Seller in exchange for all of the assets of Seller used in the Business. The shares of stock to be issued to Seller shall be restricted stock, and the ability of Seller to resell such stock shall be limited both by applicable securities laws and by certain "leak-out" provisions imposed by Venturi.

         2. Representations, Warranties and Conditions. The Agreement will contain usual and customary representations, warranties, covenants, and other agreements (including a tax allocation agreement), on behalf of Seller [and its stockholders] and the Closing will be subject to usual and customary conditions, including:

                  A. obtaining of necessary consents or approvals of governmental bodies, lenders, lessors, or other third parties;

                  B. absence of pending or threatened litigation regarding the Assets, the Liabilities or the Agreement;

                  C. satisfactory completion of Venturi's due diligence investigation;

                  D. delivery of customary legal opinions, closing certificates and other documentation.
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         3.       Assumption of Liabilities. Venturi will not assume any of the debts, liabilities or obligations of Seller except as specifically set forth in an Assumption of Liabilities Agreement that may be executed at the time of Closing, and Seller shall indemnify Venturi and hold Venturi harmless with respect to any such unassumed liabilities.

         4. Employment Agreement. Venturi's obligation to close shall be conditioned on, among other things, [name of Seller or principal of Seller] entering into an employment agreement with Venturi upon terms satisfactory to Venturi.

         5. Noncompetition Agreement. Venturi's obligation to close shall be conditioned on, among other things, [name of Seller or principal of Seller] entering into a noncompetition agreement with Buyer on terms satisfactory to the Buyer.

         6. Closing Date. The closing will take place as soon as the conditions set forth herein are satisfied and as soon as final documents can be prepared, but in any event no later than August, 1998.

                  If the offer contained in this letter is acceptable to Seller, please sign and return to Venturi a copy of this letter. Unless signed by you and returned to Venturi within ten (10) days from the date of this letter, the offer set forth herein shall be automatically revoked and shall become null and void.

                                           Sincerely,
                                           VENTURI TECHNOLOGY ENTERPRISES, INC.



                                            By: /s/ John Hopkins
                                                --------------------------
                                                     John Hopkins
                                                     President

AGREED AND ACCEPTED:

[SELLER]

By:  /s/Aubrey Thoede
    ----------------------
  Its:
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Date: